Exhibit 99

Release Date: August 21, 2014	Contact: Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059

MICROS REPORTS FISCAL 2014 RESULTS

RECORD QUARTERLY AND FISCAL YEAR REVENUE, NET INCOME AND EPS

Columbia, MD – August 21, 2014— MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the food & beverage, hotel and retail industries, today announced the results for its fiscal 2014 fourth quarter and year ending June 30, 2014.

FINANCIAL HIGHLIGHTS

•	Revenue for the quarter was $396.1 million, an increase of $67.5 million, or 20.6%, versus the year ago period.

•	Revenue for the fiscal year was $1.405 billion, an increase of $137.3 million, or 10.8%, versus the year ago period.

•	GAAP net income for the quarter was $56.0 million, an increase of $14.0 million, or 33.4%, versus the year ago period.

•	GAAP net income for the fiscal year was $182.0 million, an increase of $10.6 million, or 6.2%, versus the year ago period.

•	GAAP diluted earnings per share (EPS) for the quarter was $0.74 per share, an increase of $0.21, or 39.6%, versus the year ago period.

•	GAAP diluted EPS for the fiscal year was $2.37, an increase of $0.25, or 11.8%, versus the year ago period.

•	Non-GAAP financial results, excluding the effect of charges for stock options, Oracle transaction related expenses, a litigation charge and accrued interest, amortization of Torex intangibles, restructuring of Torex, and gain on the sale and settlement of auction rate securities, are as follows:

-	Non-GAAP net income for the quarter was $63.5 million, an increase of $14.6 million, or 29.9%, versus the year ago period.

-	Non-GAAP net income for the fiscal year was $205.3 million, an increase of $13.4 million, or 7.0%, versus the year ago period.

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-	Non-GAAP diluted EPS for the quarter was $0.84, an increase of $0.22, or 35.5%, versus the year ago period.

-	Non-GAAP diluted EPS for the fiscal year was $2.67, an increase of $0.29, or 12.2%, versus the year ago period.

MICROS’s quarterly and fiscal year revenue, net income (GAAP and Non-GAAP) and EPS (GAAP and Non-GAAP) were Company records.

MICROS will not be hosting a conference call in conjunction with these results. For more information, or to access the financial results, please visit www.micros.com/InvestorRelations/

MICROS’s stock is traded through NASDAQ under the symbol MCRS. Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com/InvestorsRelations/

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MICROS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - in thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue:
Hardware	$103,271	$74,125	$319,520	$269,651
Software	48,155	36,688	166,516	143,034
Service	244,719	217,796	919,361	855,400
Total revenue	396,145	328,609	1,405,397	1,268,085
Cost of sales:
Hardware	64,957	47,382	204,351	175,248
Software	5,233	5,743	24,752	22,178
Service	115,930	102,365	439,816	406,429
Stock option expense	108	94	374	338
Total cost of sales	186,228	155,584	669,293	604,193
Gross margin	209,917	173,025	736,104	663,892
Selling, general and administrative expenses	96,582	86,182	347,411	317,035
Research and development expenses	20,712	19,101	79,997	70,962
Depreciation and amortization	5,026	4,439	18,685	16,770
Stock option expense	5,554	4,742	21,683	20,764
Oracle transaction related expenses	2,050	-	2,050	-
Torex amortization expense	809	1,386	3,401	5,803
Torex restructuring charge	1,251	3,095	1,467	5,548
Litigation charge	0	0	2,800	0
Total operating expenses	131,984	118,945	477,494	436,882
Income from operations	77,933	54,080	258,610	227,010
Non-operating income (expense):
Interest income, net	957	1,034	3,501	4,258
Interest expense - litigation charge	-	-	(900)	0
Gain on settlement/sale - auction rate securities	0	0	338	3,494
Other non-operating income (expense), net	373	(637)	(173)	(957)
Total non-operating income , net	1,330	397	2,766	6,795
Income before taxes	79,263	54,477	261,376	233,805
Income tax provision	23,116	12,332	79,197	61,958
Net income	56,147	42,145	182,179	171,847
Less: Net income attributable to noncontrolling interest	(113)	(140)	(165)	(429)
Net Income attributable to MICROS Systems, Inc. (GAAP)	$56,034	$42,005	$182,014	$171,418
Net Income per diluted common share attributable to MICROS Systems, Inc.	$0.74	$0.53	$2.37	$2.12
Weighted-average number of shares outstanding - diluted	75,986	79,192	76,803	80,772

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.
Net Income attributable to MICROS Systems, Inc.	$56,034	$42,005	$182,014	$171,418
Add back:
Stock option expense
Selling, general and administrative expenses	5,095	4,358	19,652	19,124
Research and development expenses	459	384	2,031	1,640
Cost of sales	108	94	374	338
	5,662	4,836	22,057	21,102
Oracle transaction related expenses	2,050	-	2,050	-
Litigation charge, including accrued interest expense	-	-	3,700	0
Torex amortization expense	809	1,386	3,401	5,803
Torex restructuring charge	1,251	3,095	1,467	5,548
Gain on settlement/sale - auction rate securities	0	0	(338)	(3,494)
Total add back	9,772	9,317	32,337	28,959
Subtract tax effect on:
Oracle transaction related expenses	266	-	266	-
Stock option expense	1,697	1,495	6,912	6,721
Litigation charge, including accrued interest expense	-	-	1,410	0
Torex amortization expense	23	47	90	224
Torex restructuring charge	297	871	347	1,512
Non-GAAP Net Income attributable to MICROS Systems, Inc.	$63,523	$48,909	$205,326	$191,920
Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.84	$0.62	$2.67	$2.38

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We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges. We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:

-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.

-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

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MICROS SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited - in thousands)

	June 30, 2014	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$699,808	$634,069
Accounts receivable, net	287,616	228,455
Inventory	57,583	49,273
Income taxes receivable	1,619	12,771
Deferred income taxes	13,715	15,022
Prepaid expenses and other current assets	46,129	44,648
Total current assets	1,106,470	984,238

Property, plant and equipment, net	57,966	44,127
Deferred income taxes, non-current	44,661	50,186
Goodwill	458,820	432,950
Intangible assets, net	35,140	37,754
Purchased and internally developed software costs, net	40,669	32,543
Other assets	8,918	7,240
Total Assets	$1,752,644	$1,589,038

LIABILITIES AND EQUITY
Current liabilities:
Bank lines of credit	$-	$1,757
Accounts payable	78,231	73,099
Accrued expenses and other current liabilities	180,973	155,491
Income taxes payable	8,198	11,002
Deferred revenue	193,897	177,236
Total current liabilities	461,299	418,585

Income taxes payable, non-current	45,429	35,019
Deferred income taxes, non-current	543	1,157
Other non-current liabilities	15,915	16,007
Total liabilities	523,186	470,768

Commitments and contingencies

Equity:
MICROS Systems, Inc. stockholders’ equity:
Common stock	1,871	1,918
Retained earnings	1,203,030	1,136,763
Accumulated other comprehensive income (loss)	21,298	(23,625)
Total MICROS Systems, Inc. stockholders’ equity	1,226,199	1,115,056
Noncontrolling interest	3,259	3,214
Total Equity	1,229,458	1,118,270

Total Liabilities and Equity	$1,752,644	$1,589,038

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MICROS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

	Fiscal Year Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$182,179	$171,847
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,086	22,573
Share-based compensation	22,057	21,102
Amortization of capitalized software	6,483	5,208
Provision for losses on accounts receivable	1,540	3,563
Litigation reserve, including interest expense	-	-
Gain on sales of auction rate securities	-	(4,094)
Other-than-temporary impairment losses on investments, net	-	600
Provision for (benefit from) deferred income taxes	7,310	(2,702)
Net (gain) loss on disposal of property, plant and equipment	28	-
Other	106	-
Changes in operating assets and liabilities (net of impact of acquisitions):
(Increase) decrease in accounts receivable	(53,237)	2,430
Increase in inventory	(6,982)	(5,302)
Decrease (increase) in prepaid expenses and other assets	1,191	(7,833)
Increase in accounts payable	3,198	3,163
Increase (decrease) in accrued expenses and other current liabilities	24,061	(13,682)
Increase (decrease) in income taxes assets and liabilities	17,951	(2,587)
Increase in deferred revenue	11,490	9,239
Net cash flows provided by operating activities	239,461	203,525
Cash flows from investing activities:
Proceeds from maturities of investments	187,636	56,620
Proceeds from sales of auction rate securities	-	42,119
Purchases of investments	(110,984)	(186,371)
Purchases of property, plant and equipment	(31,627)	(23,282)
Internally developed and purchased software costs	(12,448)	(4,290)
Other	(1,415)	153
Net cash flows provided by (used in) investing activities	31,162	(115,051)
Cash flows from financing activities:
Repurchases of common stock	(215,721)	(176,603)
Proceeds from stock option exercises	74,026	9,056
Proceeds from advance on line of credit	539	4,014
Realized tax benefits from stock option exercises	3,763	3,323
Principal payments on line of credit	(1,893)	(2,061)
Cash paid for acquisition of non-controlling interest	-	(846)
Other	(189)	9
Net cash flows used in financing activities	(139,475)	(163,108)
Effect of exchange rate changes on cash and cash equivalents	9,200	(2,129)
Net increase (decrease) in cash and cash equivalents	140,348	(76,763)
Cash and cash equivalents at beginning of year	486,023	562,786
Cash and cash equivalents at end of year	$626,371	$486,023

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